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Exhibit 11.1 - Statement Re:  Per-Share Earnings
                                        Three month period ended
                                              September 30
                                        -------------------------
                                            1996          1995
                                        -------------------------
Average shares and common stock
  equivalents outstanding                 7,322,847     3,853,905
Net effect of dilutive stock options
  based on the treasury stock method         28,592        29,335
                                        -------------------------
                                          7,351,439     3,883,240
                                        =========================
Net income                               $1,443,330     $ 515,609
                                        =========================
Per common and common equivalent share:

Net income                               $      .20     $     .13
                                        =========================


                                         Nine month period ended
                                              September 30
                                        -------------------------
                                            1996          1995
                                        -------------------------
Average shares and common stock
  equivalents outstanding                 5,866,885     3,852,823
Net effect of dilutive stock options
  based on the treasury stock method         28,901        29,388
                                        -------------------------
                                          5,895,786     3,882,210
                                        =========================
Net income                               $1,959,109    $1,456,271
                                        =========================
Extraordinary loss                       $  989,376    $    -
                                        =========================

Per common and common equivalent share:
  Income before extraordinary loss       $      .50    $      .38
  Extraordinary loss                           (.17)        -
                                        -------------------------
Net income                               $      .33    $      .38
                                        =========================
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